Exhibit 4.3
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
WEATHERFORD INTERNATIONAL LTD.
6.00% Senior Note due 2018

Rate of Interest	Maturity Date	Original Issue Date

6.00%	March 15, 2018	March 25, 2008

No. 1	U.S.$500,000,000
CUSIP No. 947075 AD9
     Weatherford International Ltd., a Bermuda exempted company (herein called the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of FIVE HUNDRED MILLION United States Dollars on the maturity date shown above, and to pay interest thereon, at the annual rate of interest shown above, from the original issue date shown above or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually on March 15 and September 15 of each year (each, an “Interest Payment Date”) and at such maturity date, commencing on the first such date after the original issue date hereof, except that if such original issue date is on or after a Regular Record Date (as defined below) but before the next Interest Payment Date, interest payments will commence on the second Interest Payment Date following the original issue date.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the “Regular Record Date” for any such Interest Payment Date, which shall be the fourteenth calendar day (whether or not a Business Day) preceding the applicable Interest Payment Date.

Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders of Notes not less than 14 days prior to such special record date. Payment of the principal of and interest on this Note will be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in United States dollars; provided, however, that, at the option of the Company, payment of interest, other than interest due on the maturity date shown above, may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, Weatherford International Ltd. has caused this instrument to be executed in its corporate name by the signature of its duly authorized officer.

WEATHERFORD INTERNATIONAL LTD.
By:
	Name:	Andrew P. Becnel
	Title:	Senior Vice President and Chief Financial Officer

     DATED: March 25, 2008
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the 6.00% Senior Notes due 2018 referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, by Deutsche Bank National Trust Company, as Trustee
By:
Authorized Signatory

By:
Authorized Signatory

WEATHERFORD INTERNATIONAL LTD.
6.00% Senior Note due 2018
     This Note is one of a duly authorized issue of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) designated as its 6.00% Senior Notes due 2018 (the “Notes”), issued or to be issued pursuant to an Indenture dated as of October 1, 2003, between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee,” which term includes any successor trustee under such Indenture), as amended and supplemented by the First Supplemental Indenture thereto dated as of March 25, 2008 (such Indenture, as so amended and supplemented being referred to herein as the “Indenture”). The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. Reference is hereby made to the Indenture and all further supplemental indentures thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered.
     As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of the series designated on the face hereof.
     This Note is the general, unsecured, senior obligation of the Company and is guaranteed pursuant to a guarantee (the “Guarantee”) by Weatherford International, Inc., a Delaware corporation (the “Guarantor”).
     The Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time, as a whole or in part, at the election of the Company at a Redemption Price equal to the greater of: (a) 100% of the principal amount of Securities then outstanding to be redeemed, plus accrued and unpaid interest thereon to the redemption date; or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 40 basis points (0.40%), as calculated by an Independent Investment Banker, plus accrued and unpaid interest thereon to the redemption date; but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.
     “Adjusted Treasury Rate” means, with respect to any redemption date: (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, as defined below, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.
     “Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means Goldman, Sachs & Co., Deutsche Bank Securities Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective successors, as designated by us, or if all such firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.
     “Reference Treasury Dealer” means: (a) Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in the United States (Primary Treasury Dealer), the Company will substitute another Primary Treasury Dealer; and (b) up to two other Primary Treasury Dealer selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 3:00 p.m., New York City time, on the third business day preceding such redemption date.
     In the event of redemption of this Note in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place(s) and rate, and in the coin or currency, herein prescribed.
     This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture. The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.
     The Notes are issuable only in registered form without coupons in denominations of U.S. $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.
     No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Note, or the Guarantee endorsed thereon, or for any claim based thereon or otherwise in respect thereof, or in any Security or in the Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, member, officer, manager or director, as such, past, present or future, of the Company or the Guarantor or of any successor Person, either directly or through the Company or the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Notes and the execution of the Indenture.
     The Indenture provides that the Company and the Guarantor (a) will be discharged from any and all obligations in respect of the Notes (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company or the Guarantor deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.
     As more fully provided in the Indenture, no Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of a series of the Securities and the offer to the Trustee of indemnity satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on any Security.

     Except as otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Customary abbreviations may be used in the name of a Holder or any assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian) and U/G/M/A ( = Uniform Gifts to Minors Act).
     The Company will furnish to any holder of record of this Note, upon written request, without charge, a copy of the Indenture. Requests may be made to: Weatherford International Ltd., 515 Post Oak Blvd., Suite 600, Houston, Texas 77027, Attention: Corporate Secretary.
     This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.
     The Guarantor (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities of this series and all other amounts due and payable under the Indenture and such Securities by the Company.
     The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Guarantor: WEATHERFORD INTERNATIONAL, INC.
By:
	Name:	Andrew P. Becnel
	Title:	Senior Vice President and Chief Financial Officer